EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mines Management, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Glenn M. Dobbs

Glenn M. Dobbs

Chief Executive Officer

  August 11, 2005

/s/ James H. Moore

James H. Moore

Chief Financial Officer

  Ausgust 11 , 2005

A signed original of this written statement required by Section 906 has been provided to Mines Management, Inc. and will be retained by Mines Management, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.